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                                                                    EXHIBIT 5(B)

                     WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.

                        ATTORNEYS AND COUNSELORS AT LAW

                         1601 BRYAN STREET, 30TH FLOOR

                              DALLAS, TEXAS 75201

                            ------------------------

                            TELEPHONE (214) 979-3000

                               FAX (214) 880-0011

                               February 20, 1998

Texas Utilities Company

1601 Bryan Street

Dallas, Texas 75201

Ladies and Gentlemen:

    Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to $25,000,000 of debt obligations of the Company ("Securities") to be issued under and pursuant to the provisions of the Salary Deferral Program of the Texas Utilities Company System, as amended and restated effective April 1, 1998 ("Plan"), we are of the opinion that:

1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

2. All requisite action necessary to make the Securities valid, legal and binding obligations of the Company shall have been taken when the Plan becomes effective.

    We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.

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                                Very truly yours,

                                WORSHAM, FORSYTHE
                                & WOOLDRIDGE, L.L.P.

                                By:             /s/ L. SCOTT AUSTIN
                                     -----------------------------------------
                                                     A Partner
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